Exhibit 1.1
EXECUTION VERSION
HUNTINGTON BANCSHARES INCORPORATED
Common Stock
($0.01 par value per share)
Underwriting Agreement
December 13, 2010
Goldman, Sachs & Co.
200 West Street
New York, New York 10282
As Representative of the several Underwriters
named in Schedule I hereto
Ladies and Gentlemen:
          Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you, as the representative of the several underwriters (the “Underwriters”), 146,031,747 shares (the “Securities”) of common stock ($0.01 par value per share) of the Company (the “Common Stock”).
          Capitalized terms used herein and not otherwise defined but that are defined in the Pricing Prospectus (as defined in Section 1(a)) have the meanings specified in the Pricing Prospectus.
1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Underwriters as follows:
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-156700, 333-156700-01, 333-156700-02, 333-156700-03 and 333-156700-04) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto, and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c)), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f);
     (c) For the purposes of this Agreement, the “Applicable Time” is 5:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f);
     (d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II;
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f);
     (f) (i) Neither the Company nor any of its Significant Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Pricing Prospectus;
     (g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole (a “Material Adverse Effect”). Each significant subsidiary (as defined in Rule 405 under the Act) of the Company as set forth on Schedule III (each, a “Significant Subsidiary”) has been duly constituted and is validly existing as a corporation, limited liability company, national banking association or business trust, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation;
     (h) The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”);
     (i) The Company and each of its subsidiaries are in compliance with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of

the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and any other federal or state bank regulatory authorities (together with the Federal Reserve Board, the OCC and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company or any of its subsidiaries, except for failures to be so in compliance that would not individually or in the aggregate have a Material Adverse Effect;
     (j) The Company has an authorized capitalization as set forth in the Pricing Prospectus; and all of the issued shares of capital stock, including the Common Stock, have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive or similar right; the Company’s Common Stock has been registered pursuant to Section 12(b) of the Exchange Act, and the outstanding shares of Common Stock are listed on the NASDAQ Global Select Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing;
     (k) All of the issued shares of capital stock of each Significant Subsidiary that is a corporation or association have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares or as listed in Schedule III) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
     (l) The Securities have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement by the Company, and, when duly issued and delivered against payment therefor at the Time of Delivery as contemplated by the Pricing Prospectus, will be validly issued, fully paid and non-assessable; upon payment of the purchase price and delivery of the Securities in accordance herewith, the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and restrictions; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities will not be subject to preemptive or similar rights;
     (m) The capital stock of the Company, including the Securities, conformed in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to any Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Securities meet the requirements thereof under the Company’s Bylaws;
     (n) This Agreement has been duly authorized, executed and delivered by the Company;
     (o) The issuance and sale of the Securities, the compliance by the Company with its obligations hereunder and the consummation of the transactions contemplated herein by the Company will not (i) whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to the terms of any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or (ii) result in any violation of the provisions of (A) the Charter or the Bylaws of the Company or other organizational documents of any

Significant Subsidiary, or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Significant Subsidiary or any of their properties, assets or operations, except (in the case of (i) or (ii)(B)) for conflicts, breaches, violations or defaults which would not have a Material Adverse Effect; and no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states or securities regulations of foreign jurisdictions) is necessary or required in connection with the issuance and sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or securities regulations of foreign jurisdictions in connection with the purchase and distribution of the Securities by the Underwriters; as used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary;
     (p) Neither the Company nor any of its Significant Subsidiaries is (A) in violation of its Charter, or comparable organizational documents, (B) in violation of its Bylaws or (C) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such defaults under (B) or (C) would not individually or in the aggregate have a Material Adverse Effect;
     (q) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Capital Stock—Common Stock” and “Underwriting” (other than the information provided by the Underwriters as specified in Section 8(f)), insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters therein described; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain U.S. Federal Tax Considerations for Non-U.S. Holders of Our Common Stock”, insofar as they purport to summarize certain laws specifically referred to therein, and subject to the qualifications, exceptions, assumptions and limitations described therein, are accurate in all material respects;
     (r) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject that, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened;
     (s) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to be registered as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
     (t) To the extent that the Registration Statement is not available for the sales of the Securities as contemplated by this Agreement or the Company is not a “well-known seasoned issuer” as defined in Rule 405 under the Act or otherwise is unable to make the representations set forth in Section 1(u) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional Common Stock necessary to complete such sales of the Securities and shall cause such registration statement to become effective as promptly as practicable; after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Basic Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective;
     (u) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Act, and (iv) at the execution of this Agreement and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Act;
     (v) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was not an “ineligible issuer” as defined in Rule 405 of the Act; and (B) at the earliest time after the time of filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Act;
     (w) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities;
     (x) The Company has not entered into any other underwriting, sales agency or distribution agreements or similar arrangements with any underwriter, agent or other representative in respect of the Securities;
     (y) Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;
     (z) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting was effective as of December 31, 2009 and the Company is not aware of any material weaknesses in its internal control over financial reporting;

     (aa) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
     (bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures were effective as of December 31, 2009;
     (cc) Since December 31, 2009, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures;
     (dd) The operations of the Company and its subsidiaries have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, have a Material Adverse Effect;
     (ee) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company (in their capacities as such) or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
     (ff) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;
     (gg) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in contravention of applicable law;
     (hh) Except as disclosed in the Pricing Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement;
     (ii) The Securities have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Time of Delivery;

     (jj) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each of the Underwriters as to the matters covered thereby; and
     (kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act, as amended (the “FCPA”) in any material respect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally but not jointly, to purchase from the Company the number of the Securities set forth in Schedule I at $6.15825 per share.
3. Delivery and Payment. (a) Delivery of and payment for the Securities shall be made at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”) at 10:00 a.m., Eastern time, on December 17, 2010, or at such other date and time as the Underwriters and the Company may agree in writing (such time and date of delivery of and payment for the Securities being herein called the “Time of Delivery”). The Securities to be purchased by the Underwriters hereunder will be delivered to or as instructed by the Representatives for the account of each Underwriter in a form reasonably acceptable to the Representatives against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least twenty-four hours in advance. Delivery of the Securities will be made through the facilities of DTC unless the Representatives shall otherwise instruct.
     (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7, including the cross-receipt for Securities and any additional documents requested by the Underwriters pursuant to Section 7(p) hereof, will be delivered to the Closing Location, and the Securities will be delivered as set forth in Section 3(a), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 P.M., Eastern time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 3, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Pricing Prospectus and the Prospectus.

5. Agreements. (A) General. The Company agrees with the Underwriters as follows:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus that shall be disapproved by you promptly after reasonable notice thereof;
     (c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to become subject to taxation in any jurisdiction in which it is not otherwise subject;
     (d) The Company will use its reasonable best efforts to furnish to the Underwriters prior to noon, Eastern time, on the New York business day next succeeding the date of this Agreement and from time to time, with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in the Securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance;
     (e) To make generally available to its securityholders as soon as practicable, but in any event no later than 18 months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act), an earnings statement of the Company and its consolidated subsidiaries complying with Rule 158 under the Act and covering a period of at least twelve consecutive months beginning after such effective date;
     (f) To use its reasonable best efforts to cause the Securities to be listed for trading on the NASDAQ;
     (g) During the period beginning from the date of the Prospectus, and continuing to and including the date 90 days after the date hereof or such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, except as provided hereunder, any Securities or any security of the Company that is substantially similar to the Securities, any options or warrants to purchase any Securities, or any securities that are convertible into or exchangeable for or that represent the right to receive Securities or any security of the Company that is substantially similar to the Securities or file a registration statement with respect to any of the foregoing other than (1) the offer and sale of Securities pursuant to this Agreement, (2) the grant of stock options, restricted stock units or other equity awards pursuant to (a) future inducement grants in connection with the hiring of new officers by the Company or (b) the Company’s existing employee benefit, employee stock purchase or dividend reinvestment plans, (3) the issuance of Common Stock pursuant to the exercise of options, the settlement of equity awards, the reinvestment of dividends pursuant to the Company’s existing dividend reinvestment plans, or purchases of Common Stock by a trustee of an existing employee benefit plan pursuant to the terms of such plan, in each case the purchase of which by any such plan (except for the deferred compensation plan for the directors of the Company) would not require filing with the Commission under Section 16 of the Exchange Act, (4) the issuance of Common Stock pursuant to the conversion of convertible securities outstanding as of the date hereof or exercise of warrants outstanding on the date hereof, (5) the issuance of Common Stock pursuant to the exchange of Common Stock for preferred stock and other securities of the Company and its related affiliates and trusts, which securities are outstanding as of the date hereof, including (without limitation) the issuance of shares of Common Stock offered as an inducement to exchange or convert such securities, or (6) upon the consent of the Representatives; for the avoidance of doubt, the foregoing restrictions in this Section 5(A)(g) shall not apply to (1) any actions required or directed by any governmental or regulatory authority with jurisdiction over the Company and/or its subsidiaries, (2) any of the family of funds known as Huntington Funds or (3) The Huntington National Bank acting in its various fiduciary capacities, including, without limitation, sales of Common Stock by the Company’s 401K and personal trusts;

     (h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;
     (i) To use the net proceeds received from the sale of the Securities in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
     (j) To make available its senior corporate officers for inquiries with the Underwriters and their counsel prior to the Time of Delivery; such inquiries shall be for the purpose of updating the Underwriters’ due diligence review of the Company in connection with the transactions contemplated hereby; the form and manner, location and date and time of such inquiries shall be designated by the Representatives in consultation with the Company;
     (k) To not (i) take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement) any compensation for soliciting purchases of the Securities; and
     (l) The Company shall obtain and deliver to the Underwriters executed copies of a lock-up agreement in a form satisfactory to the Representatives from each new officer hired by the Company on or prior to the date 90 days after the date hereof who receives a grant of stock options, restricted stock units or other equity awards from the Company. For the avoidance of doubt such lock-up agreement shall expire no later than the date 90 days after the date hereof.
(B)	Free Writing Prospectuses.
     (a) (i) The Company represents and agrees that without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
     (ii) Each Underwriter represents and agrees that, without the prior written consent of the Company and the Representatives, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities which is not required to be filed with the Commission and is not required to be retained by the Company under Rule 433, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and
     (iii) Any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a);
     (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the

Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this agreement shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f).
6. Expenses. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Basic Prospectus, any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(A)(c), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (provided, however, that the aggregate fees and disbursements of counsel in connection with this clause (iii) shall not exceed $30,000 without the prior written consent of the Company, which consent will not be unreasonably withheld); (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the certificates for the Securities; (vi) filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by The Financial Industry Regulatory Authority, Inc. of the terms of the sale of the Securities; (vii) all fees and expenses in connection with the listing of the Securities; (viii) the costs and charges of any transfer agent or registrar or paying agent; (ix) all of the Company’s costs and expenses relating to investor roadshow and similar presentations; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8 and 9, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters, as to Securities to be purchased at the Time of Delivery, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the Applicable Time and at and as of the Time of Delivery, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(A)(a); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer

Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to such matters as the Underwriters may reasonably require, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) The Company’s Senior Corporate Counsel or such other internal counsel as shall be reasonably acceptable to the Underwriters (the “Internal Counsel”) shall have furnished to you such counsel’s written opinion, to the effect set forth in Exhibit C, dated the Time of Delivery, in form and substance satisfactory to you;
     (d) Venable LLP, Maryland counsel for the Company, shall have furnished to you their written opinion, to the effect set forth in Exhibit B, dated the Time of Delivery, in form and substance satisfactory to you;
     (e) Wachtell, Lipton, Rosen & Katz, outside counsel for the Company, shall have furnished to you their written opinion, to the effect set forth in Exhibit A, dated the Time of Delivery, in form and substance satisfactory to you;
     (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., Eastern time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter, dated the respective dates of delivery thereof, in form and substance satisfactory to you, (i) confirming that they are an independent registered public accounting firm within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter;
     (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Prospectus;

     (h) The Company shall have complied with its obligations pursuant to the first sentence of Section 5(A)(d) with respect to the furnishing of prospectuses on the business day next succeeding the date of this Agreement;
     (i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
     (j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Ohio State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (k) All filings with the Commission relating to the offering and sale of the Securities that are required by Rule 424 under the Act to have been filed by the Time of Delivery shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8));
     (l) The Securities shall have been approved for listing on the NASDAQ, subject only to notice of issuance at or prior to the Time of Delivery;
     (m) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule;
     (n) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement in the form attached hereto as Exhibit D hereto from each of the executive officers and directors of the Company;
     (o) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you, dated as of the date of delivery, to the effect that the signers of such certificate have examined the Registration Statement, the Pricing Prospectus and the Prospectus and any supplements or amendments thereto and this Agreement and that (i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the date of delivery as though made at and as of such date of delivery; (ii) the Company has duly performed in all material respects all obligations required to be performed by it pursuant to the terms of this Agreement at or prior to such date of delivery; (iii) since the date of the most recent financial statements included in the Pricing Prospectus and the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus; (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, the Prospectus and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) the Securities to be delivered on the date of delivery have been duly authorized by the Company and that all corporate action required to be taken for the authorization, issuance and sale of the Securities on that date has been validly and sufficiently taken; (vi) at the Applicable Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (vii) at the Applicable Time and at the Time of Delivery, the Pricing Prospectus and the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no such certificate shall apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives expressly for use therein; and
     (p) The Company shall also have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to such other matters as you may reasonably request.
          The documents required to be delivered by this Section shall be delivered at the office of Sullivan & Cromwell LLP, counsel for the Underwriters, at 125 Broad Street, New York, New York 10004, on each such date as provided in this Agreement.
8. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless the Underwriters against any losses, claims, damages or liabilities, joint or several, to which the Underwriters may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f).
     (b) The Underwriters will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives expressly for use therein, which information is limited to the information set forth in Section 8(f); and will reimburse the Company, as appropriate, for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party other than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective directors, officers, partners, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, partners, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company on the one hand and the Underwriters on the other agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act, and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     (f) The Underwriters severally confirm that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the commission figures and the paragraphs relating to stabilization by the Underwriters and electronic distribution appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus, the Pricing Prospectus and the Prospectus are correct and the Company acknowledges and agrees that such information constitutes the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.
9. Underwriter Default.
     (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, without relieving any defaulting Underwriter from liability for its default, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of such Securities which remains unpurchased does not exceed one eleventh of the aggregate liquidation amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the liquidation amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the liquidation amount of the Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate liquidation amount of Securities which remains unpurchased exceeds one eleventh of the aggregate liquidation amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company and without any liability on the part of the Company to any Underwriter, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
10. Expenses on Termination. If for any reason the Securities are not delivered by or on behalf of the Company as provided herein for any reason other than the termination of this Agreement pursuant to Section 9(c) or the default by one or more of the Underwriters in its or their respective obligations, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities but the Company shall then be under no further liability to the Underwriters except as provided in Section 6 and Section 8.
11. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business, other than when used in the phrase “New York business day”.
12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by an Underwriter through the Representatives, the Company or any of the controlling persons referred to in Section 8(e), and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 8 shall survive the termination or cancellation of this Agreement.
13. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by written notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i) and 7(j) shall have occurred.
14. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities or loans (or any derivative thereof) of the companies that may be the subject of the transactions contemplated by this Agreement.
15. Arm’s-Length Terms. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
16. No Other Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.
17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, executors, and administrators, and the officers and directors and controlling persons referred to in Section 8(e), and no other person will have any right or obligation hereunder.
18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
20. Counterparts; Notices. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.
          All notices hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Underwriters shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to the address Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, Facsimile: (212) 902-3000; and if to the Company shall be sufficient in all respects if delivered or sent by mail or facsimile transmission to its address set forth in the Registration Statement, Attention: General Counsel and Secretary.
          The Underwriters hereby notify the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) the Underwriters may be required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Underwriters to identify the Company in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each Underwriter.
21. Disclosure of Tax Treatment. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure without the Underwriters imposing any limitation of any kind.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours, HUNTINGTON BANCSHARES INCORPORATED
By:	/s/ Donald R. Kimble
	Name:	Donald R. Kimble
	Title:	Senior Executive Vice President, CFO & Treasurer

Accepted as of the date hereof:
/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Number of Securities

Goldman, Sachs & Co.	109,523,811
Sandler O’Neill & Partners, L.P.	36,507,936

Total	146,031,747

I-1

SCHEDULE II
(a) Issuer Free Writing Prospectuses: Press Release dated December 13, 2010.
(b) Additional Documents Incorporated by Reference: None

II-1

SCHEDULE III
SIGNIFICANT SUBSIDIARY
(1)	HNB I LLC.

(2)	Huntington LT.

(3)	Huntington West, Inc.

(4)	Huntington Preferred Capital Holdings, Inc.

(5)	Huntington Preferred Capital Inc.
•	Class A Preferred Stock: 105 shares (out of 1,000 total shares) are owned by present and former employees of the Company or its subsidiaries

•	Class C Preferred Stock: 100% owned by public shareholders
(6)	Huntington Municipal Securities, Inc.

(7)	Huntington Capital Financing Holdings I, Inc.

(8)	Huntington Capital Financing Holdings II, Inc.

(9)	Huntington Preferred Capital II, Inc.
•	Class A Preferred Stock: 206 shares (out of 2,000 total shares) are owned by present and former employees of the Company or its subsidiaries

•	Common Stock: 154 shares (out of 139,724 total shares) are owned by Franklin Asset, LLC

•	Class C Preferred Stock: 100% owned by Franklin Asset, LLC
(10)	The Huntington National Bank

III-1